EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the annual report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) of Mercantile Bank Corporation (the “Issuer”).
I, Gerald R. Johnson, Jr., Chairman and Chief Executive Officer of the Issuer, certify that:
(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated: February 22, 2007

/s/ Gerald R. Johnson, Jr.
Gerald R. Johnson, Jr.
Chairman and Chief Executive Officer